UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 26, 2024

NETGEAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive
San Jose,	CA	95134
(Address, including zip code, of principal executive offices)

(408)	907-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s):	Name of each exchange on which registered
Common Stock, $0.001 par value	NTGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 31, 2024, NETGEAR, Inc. (the “Company”) issued a press release reporting its preliminary financial results for its fourth fiscal quarter ended December 31, 2023. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 2.02 and Exhibit 99.1 to this Current Report are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information furnished pursuant to this Item 2.02 and Exhibit 99.1 to this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Executive Officer and Director

On January 26, 2024, Patrick Lo, the Company’s Chairman of the Board of Directors (the “Board”) and Chief Executive Officer, notified the Company of his intent to retire as Chief Executive Officer and Chairman of the Board, effective as of Charles (CJ) Prober’s commencement of employment as the Company’s Chief Executive Officer.

Executive Succession and Advisory Services Agreement with Mr. Lo

On January 30, 2024, the Board approved an Executive Succession and Advisory Services Agreement (the “Succession and Advisory Agreement”) with Mr. Lo, to retain his assistance in commercial efforts that may assist management and the Board in the successful transition of responsibilities to the Company’s next Chief Executive Officer. Pursuant to the Succession and Advisory Agreement, Mr. Lo will continue to serve as the Company’s Chief Executive Officer until the first day of employment of a new Chief Executive Officer of the Company (the “Initial Transition Date”). Following that date and until July 31, 2024 (the “Transition Period”), Mr. Lo will serve as a consultant to the Company and shall perform advisory services to the Company as requested by the Board’s Lead Independent Director or the Board’s Chairman. For his services during the Transition Period, (i) Mr. Lo will receive consulting fees of $102,916.67 per month, (ii) Mr. Lo’s unvested time-based RSUs shall accelerate and be fully vested as of the Initial Transition Date, (iii) Mr. Lo’s COBRA premiums shall be reimbursed for up to twelve months following the Initial Transition Date, and (iv) at the conclusion of the Transition Period, Mr. Lo will be paid a cash bonus of $800,000. Additionally, Mr. Lo’s deferred compensation plan balance shall be paid out in accordance with the terms of the Company’s Deferred Compensation Plan dated May 1, 2013 and his prior election, if any, with respect thereto, Mr. Lo’s base salary shall be paid out for the period January 1, 2024 through the Initial Transition Date at the rate of $950,000 per annum, and Mr. Lo will be reimbursed for reasonable attorney’s fees incurred in the negotiation of this Agreement and all related agreements described herein, not to exceed $25,000, in the aggregate. Such payments are conditioned upon the execution and non-revocation of a release of claims as set forth in the Succession and Advisory Agreement.

The foregoing description of the Succession and Advisory Agreement is a summary and is qualified in its entirety by reference to the complete text of such agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

Appointment of Chief Executive Officer and Director

On January 30, 2024, the Board appointed Charles (CJ) Prober the Company’s Chief Executive Officer, and as a member of the Board, effective as of his January 31, 2024 commencement of employment with the Company (the “Start Date”). Mr. Prober was not named, and as of the date hereof is not expected to be named, to any Board committees. On January 31, 2024, the Company issued a press release announcing the appointment of Mr. Prober as its Chief Executive Officer and his appointment to the Board. The full text of the press release is attached hereto as Exhibit 99.2.

Prior to joining the Company, Mr. Prober, age 52, served as President of Life360, Inc. (ASX: LIFX) ("Life360") from January 2022 to July 2023. CJ joined Life360 via the acquisition of Tile, Inc. ("Tile") in January 2022 and served as the Chief Executive Officer of Tile from September 2018 to January 2022. Mr. Prober also previously served as a member of Tile’s board of directors from February 2018 to January 2022, including as its Executive Chairman from February 2018 to September 2018. Prior thereto, he served as the Chief Operating Officer of GoPro, Inc. (NASDAQ: GPRO) from January 2017 to February 2018 and its Senior Vice President of Software and Services from June 2014 to December 2016. Prior thereto, Mr. Prober held executive leadership roles at Electronic Arts Inc. (NASDAQ: EA), and prior to his executive leadership roles, Mr. Prober was a consultant with McKinsey & Company and a corporate attorney with Wilson Sonsini Goodrich & Rosati. Mr. Prober currently serves on the boards of directors of Life360 and Glorious Gaming. Mr. Prober received his Bachelor of Commerce from the University of Manitoba and a Bachelor of Laws from McGill University.

There is no arrangement or understanding between Mr. Prober and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Prober and any of the Company’s directors or executive officers. Mr. Prober is not a party to any transaction with the Company other than as described in this report or contemplated in the Offer Letter (as defined below) or Change in Control and Severance Agreement (as defined below).

Offer Letter with Mr. Prober

The Company entered into an Offer Letter agreement with Mr. Prober dated January 30, 2024 (the “Offer Letter”). Capitalized terms below in this description are defined in the Offer Letter. Under the terms of the Offer Letter, Mr. Prober is entitled to an initial annual base salary of $750,000 and is eligible to receive a target annual cash bonus equal to 120% of his base salary earned during the year, based on achieving performance objectives established by the Board or its Compensation Committee, as applicable; provided that for 2024, Mr. Prober’s target annual cash bonus will be pro-rated based on the number of days he is employed with the Company during such fiscal year, and the amount of his bonus for such fiscal year will be no less than such target amount. Mr. Prober will also be eligible to participate in the benefit plans and programs established by the Company for its similarly-situated executives from time to time, subject to their applicable terms and conditions, including without limitation any eligibility requirements. Mr. Prober’s employment with the Company is subject to at-will termination by either the Company or Mr. Prober.

The Company will also grant to Mr. Prober the following three restricted stock unit awards (each, an “Equity Award”) under a Company equity incentive plan: (1) an award of time-based restricted stock units (“RSUs”) covering shares of the Company’s common stock (“Shares”) with an initial value of $4.0 million (the “2024 Annual Award”); (2) an award of performance-based RSUs covering a target number of Shares with an initial value of $6.5 million (the “Sign-On PSU Award”); and (3) an award of time-based RSUs covering Shares with an initial value of $2.5 million (the “Sign-On RSU Award”). The actual number of Shares covered by each Equity Award will be determined using the trailing twenty (20) trading-day average closing price as of the day prior to Mr. Prober’s Start Date. Each Equity Award will be subject to the terms and conditions of a plan and an award agreement between Mr. Prober and the Company (an “Award Agreement”). Except as otherwise provided in the Severance Agreement (as defined below), the Equity Awards will vest as follows:

1) The 2024 Annual Award and the Sign-On RSU Award each will vest in equal annual installments over four years (with the first installment vesting on January 31, 2025), in each case subject to Mr. Prober’s continued service with the Company through the vesting date; and

2) The Sign-On PSU Award will be divided into three equal tranches that each vest based on performance during a period of approximately one year, as follows: (i) the first tranche will vest based on performance from the Start Date through December 31, 2024, (ii) the second tranche will vest based on performance during calendar year 2025, and (iii) the third tranche will vest based on performance during calendar year 2026. For each tranche, the number of Sign-On PSUs that become eligible to vest (“Earned PSUs”) will be based on how the total shareholder return (“TSR”) of the Company during the performance period compares to the TSRs of the companies in the Nasdaq Telecommunications Index (IXTC), as described in the Offer Letter.

The total number of Earned PSUs will be subject to a “true-up” if the cumulative 3-year relative TSR of the Company from the Start Date through December 31, 2026 is higher than the relative TSR as of the end of either of the first two performance periods.

Additionally, Mr. Prober will be reimbursed for reasonable attorney’s fees incurred in the negotiation of this Agreement and all related agreements described herein, not to exceed $25,000, in the aggregate.

The foregoing description of the Offer Letter is a summary and is qualified in its entirety by reference to the complete text of such agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

Change in Control and Severance Agreement with Mr. Prober

The Company also entered into a Change in Control and Severance Agreement (the “Severance Agreement”) with Mr. Prober dated January 30, 2024. Capitalized terms below in this description are defined in the Severance Agreement.

The Severance Agreement provides, among other things, for severance payments to Mr. Prober under certain conditions as follows:

In the event of a termination of Mr. Prober’s employment either (i) by the Company without Cause (excluding by reason of Mr. Prober’s death or Disability) or (ii) by Mr. Prober for Good Reason, in either case (x) during the period beginning three (3) months prior to a Change in Control and ending twelve (12) months following a Change in Control (the “Change in Control Period”) (a “Qualifying CIC Termination”) or (y) outside the Change in Control Period (a “Qualifying Non-CIC Termination”), Mr. Prober shall be entitled to severance benefits. For a Qualifying Non-CIC Termination, those severance benefits consist of: (1) A single, lump sum payment equal to twelve (12) months of Mr. Prober’s annual base salary, less applicable withholdings, (2) A single, lump sum payment equal to 100% of Mr. Prober’s target annual bonus as in effect for the fiscal year in which the Qualifying Non-CIC Termination occurs, less applicable withholdings, (3) Up to twelve (12) months of health benefits continuation, and (4) Accelerated vesting of then-unvested equity awards (other than the Sign-On PSU Award (as defined above)) that would have vested had Mr. Prober remained employed with the Company for eighteen (18) months following the date of the Qualifying Non-CIC Termination. For a Qualifying CIC Termination, those severance benefits consist of: (1) A single, lump sum payment equal to twenty-four (24) months of Mr. Prober’s annual base salary, less applicable withholdings, (2) A single, lump sum payment equal to 200% of Mr. Prober’s target annual bonus as in effect for the fiscal year in which the Qualifying CIC Termination occurs (or as in effect immediately prior to the Change in Control, if greater), less applicable withholdings, (3) Up to twenty-four (24) months of health benefits continuation, and (4) Accelerated vesting of 100% of the then-unvested shares subject to each of Mr. Prober’s then outstanding Company time-based equity awards, and (A) unless otherwise specified in the applicable equity award agreement governing any applicable award, each of Mr. Prober’s then outstanding Company equity awards with performance-based vesting based on the achievement of operating or financial goals will immediately vest, with all performance goals and other vesting criteria deemed achieved at the greater of (x) actual achievement or (y) 100% of target levels, and (B) all performance goals and other vesting criteria for the Sign-On PSU Award will be deemed achieved based on actual performance (with any performance periods that have not otherwise ended as of the date of a Qualifying Pre CIC Termination shortened to end on a date on or prior to the date of the Change in Control, but no more than ten (10) business days prior to the closing of the Change in Control, and performance for such shortened performance periods measured based on the price payable for a share of the Company’s common stock in connection with the Change in Control, and any Sign-On PSUs that become eligible to vest based on such performance will immediately vest.

If Mr. Prober’s employment with the Company is terminated due to his death or by the Company due to his Disability, then all of his then‑outstanding equity awards will immediately vest. In the case of an equity award with performance-based vesting, unless a more favorable term is specified in the applicable equity award agreement governing such award, all performance goals and other vesting criteria will be deemed achieved (A) in the case of an award that vests based on the achievement of financial operating or performance goals, at 100% of target levels, or (B) in the case of an award that vests based on the price of the Company’s shares of common stock or the total shareholder return of the Company, at actual achievement.

Severance is conditioned upon the execution and non-revocation of a release of claims and, in the case of a Qualifying Termination, Mr. Prober’s (1) resignation from all officer and director positions with the Company and its subsidiaries, (2) return of all Company documents and other property, and (3) continued compliance with any confidential information agreement between himself and the Company. The Severance Agreement does not provide for any excise tax gross-ups. If the merger-related payments or benefits are subject to the 20% excise tax under Section 4999 of the tax code, then Mr. Prober will either receive all such payments and benefits subject to the excise tax or such payments and benefits will be reduced so that the excise tax does not apply, whichever approach yields the best after-tax outcome.

The foregoing description of Severance Agreement is a summary and is qualified in its entirety by reference to the complete text of such agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated January 31, 2024 regarding preliminary results of operations for the fourth fiscal quarter ended December 31, 2023

99.2	Press Release dated January 31, 2024 regarding new Chief Executive Officer

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2024	NETGEAR, INC.
	By:	/s/ Bryan D. Murray
	Name:	Bryan D. Murray
	Title:	Chief Financial Officer